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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2005

Medical Device Manufacturing, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-118675 (Commission File Number)	91-2054669 (IRS Employer Identification No.)
200 West 7th Avenue, Suite 200, Collegeville, PA 19426-0992 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (610) 489-0300

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

        On March 21, 2005, George R. Trutza resigned as Accellent Inc.'s (the Registrant's parent) Executive Vice President, General Manager, Endoscopy Division in order to pursue other opportunities, terminating his employment agreement with Accellent dated July 5, 2004, the material terms of which are described under the caption "Executive Compensation—Employment Contracts and Termination of Employment and Change-in-Control Agreements" in Item 11 of the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005 and incorporated herein by reference. In connection with the termination of the employment agreement, and upon the execution of a general release of claims for the benefit of Accellent and its subsidiaries, Mr. Trutza will be entitled to receive his base salary and medical benefits for a period of twelve months from March 21, 2005 in accordance with the terms of the employment agreement, and reimbursement for modest expenses and costs associated with out-placement assistance.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL DEVICE MANUFACTURING, INC.
Date: March 25, 2005	By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

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  Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURES